UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CyberOptics Corporation held its annual meeting of shareholders on May 21, 2010. At the meeting, each of Alex B. Cimochowski, Kathleen P. Iverson, Subodh K. Kulkarni, Irene M. Qualters, and Michael M. Selzer, Jr. were reelected as directors to serve until the annual shareholder meeting in 2011 or until their successors are elected and qualify.  The shareholders also ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2010.

As of the March 31, 2010 record date for the meeting, there were 6,845,391 shares of common stock issued and outstanding and 5,691,419 shares were represented at the annual meeting. The voting results were as follows:

1.  Election of Directors

	For	Withheld	Broker Non-Votes
Alex B. Cimochowski	3,689,970	31,037	2,240,412
Kathleen P. Iverson	3,688,834	32,173	2,240,412
Subodh K. Kulkarni	3,689,730	31,277	2,240,412
Irene M. Qualters	3,689,770	31,237	2,240,412
Michael M. Selzer, Jr.	3,692,172	28,837	2,240,412

2.  Ratification of Auditors

Shareholders ratified the appointment of Grant Thornton LLP by a vote of 5,932,887 shares in favor, 6,880 shares against, 17,652 shares abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:  May 24, 2010